Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-172234 on Form S-8 of our report dated April 14, 2014 relating to the consolidated financial statements and financial statement schedule of Daqo New Energy Corp. and subsidiaries and variable interest entity (the “Company”), appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2013.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 14, 2014